Exhibit 99.2

QR Energy Announces Exercise of Underwriters’ Option to Purchase Additional Common Units

HOUSTON, TX—(Marketwire – December 11, 2012) - QR Energy, LP, a Delaware limited partnership (NYSE: QRE), announced today that the underwriters of its previously announced underwritten public offering (the “offering”) of 12,000,000 common units representing limited partner interests in QRE (the “common units”) have exercised in full their option to purchase an additional 1,800,000 common units (the “option units”) at a price to the public of $16.24.

QR Energy expects to receive net proceeds from the offering of approximately $214.9 million, including the sale of the option units and its general partner’s related capital contribution to maintain its general partner interest, and after deducting underwriting discounts and estimated offering expenses. QR Energy intends to use the net proceeds from the offering to repay borrowings outstanding under its credit facility and for general corporate purposes. The offering is expected to close on December 12, 2012, subject to customary closing conditions.

RBC Capital Markets, Barclays, J.P. Morgan, UBS Investment Bank, Wells Fargo Securities, Raymond James, Citigroup, Credit Suisse, and Goldman, Sachs & Co. acted as joint book-running managers for the offering.

Baird, BMO Capital Markets, Janney Montgomery Scott, Oppenheimer & Co., Wunderlich Securities, Ladenburg Thalmann & Co. Inc., and MLV & Co. acted as co-managers for the offering.

This offering is being made only by means of a prospectus supplement and accompanying prospectus. A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained from:

RBC Capital Markets

Attn: Equity Syndicate

Three World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281

Telephone: (877) 822-4089

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Email: Barclaysprospectus@broadridge.com

Toll Free: (888) 603-5847

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: (866) 803-9204

UBS Investment Bank

Attn: Prospectus Department

299 Park Avenue

New York, New York 10171

Phone: (888) 827-7275

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, New York 10152

Email: cmclientsupport@wellsfargo.com

Telephone: (800) 326-5897

Raymond James

Attn: Equity Syndicate

880 Carillon Parkway

St. Petersburg, Florida 33716

Telephone: (800) 248-8863

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Email: BATProspectusdept@citi.com

Telephone: (800) 831-9146

Credit Suisse

Attn: Prospectus Department

One Madison Avenue New York, New York 10010

Telephone: (800) 221-1037

Goldman, Sachs & Co.

Attn: Prospectus Department 200 West Street

New York, New York 10282

Email: prospectus-ny@ny.email.gs.com

Telephone: (866) 471-2526

An electronic copy of the prospectus supplement and accompanying base prospectus may also be obtained at no charge at the website of the U.S. Securities and Exchange Commission (the “Commission”) at www.sec.gov under the registrant’s name, “QR Energy, LP.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of a prospectus and prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is being made pursuant to an effective shelf registration statement, which was previously filed by QR Energy with the Commission, and a prospectus supplement and accompanying prospectus, which will be filed by QR Energy with the Commission.

About QR Energy, LP

QR Energy, LP is a publicly traded partnership engaged in the acquisition, production and development of onshore crude oil and natural gas properties in the United States. QR Energy is headquartered in Houston, Texas.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of federal securities laws. QR Energy believes that its expectations and forecasts are based on reasonable assumptions; however, no assurance can be given that such expectations and forecasts will prove to be correct. A number of factors could cause actual results to differ materially from the expectations and forecasts, anticipated results or other forward-looking information expressed in this press release, including risks and uncertainties regarding future results, capital expenditures, liquidity and financial market conditions, sufficiency of cash from operations, adverse market conditions and governmental regulations. For a more complete list of these risk factors, please read QR Energy’s filings with the Commission, which are available on the Commission’s website at www.sec.gov.

Investor Contacts

Taylor B. Miele

Investor Relations Manager

(713) 452-2990

Cedric W. Burgher

Chief Financial Officer

(713) 452-2200